Exhibit 99.1

VistaGen Therapeutics Reports Fiscal 2020 First Quarter Financial Results

SOUTH SAN FRANCISCO, Calif., August 13, 2019 - VistaGen Therapeutics (NASDAQ: VTGN), a clinical-stage biopharmaceutical company developing new generation medicines for central nervous system (CNS) diseases and disorders with high unmet need, today announced financial results for its fiscal year 2020 first quarter ended June 30, 2019.

“The next few months are potentially transformative for VistaGen, as we look forward to several clinical and regulatory milestones before year-end,” stated Shawn Singh, Chief Executive Officer of VistaGen. “We have three differentiated clinical-stage drug candidates, each of which has an exceptional safety profile in studies to date and significant therapeutic and commercial potential in multiple large and growing CNS markets where current treatments are inadequate to meet the needs of millions of patients. Our team is focused on driving continued progress across our pipeline, and we are confident in our efforts to achieve our core goals – to deliver both safe and effective new generation treatments in neuropsychiatry and neurology for patients and extraordinary value to our loyal shareholders.”

Financial Results for the Fiscal Quarter Ended June 30, 2019:
Net loss attributable to common stockholders for the fiscal quarter ended June 30, 2019 was approximately $6.2 million, including approximately $1.2 million of noncash charges, compared to $4.2 million for the fiscal quarter ended June 30, 2018, primarily attributable to increased research and development activities relating to the Company’s CNS drug development programs.

Research and development expense totaled $4.3 million for the fiscal quarter ended June 30, 2019, compared with $2.7 million for the fiscal quarter ended June 30, 2018. The increase in research and development expense is primarily related to the continued progress of ELEVATE, the Company’s Phase 2 clinical study evaluating efficacy and safety of AV-101, its novel oral NMDA (N-methyl-D-aspartate) receptor glycine site antagonist, as an add-on treatment (together with an FDA-approved oral antidepressant) for adults with major depressive disorder (MDD), several preclinical studies, including studies supporting AV-101’s potential for treating neuropathic pain (NP) and levodopa-induced dyskinesia (LID) in patients with Parkinson’s disease, and manufacturing activities involving AV-101 and the Company’s two novel, clinical-stage neuroactive nasal spray candidates, PH94B for social anxiety disorder (SAD) and PH10 for MDD.

General and administrative expense was approximately $1.9 million in the fiscal quarter ended June 30, 2019, compared to approximately $1.5 million in the fiscal quarter ended June 30, 2018. The increase was primarily attributable to noncash stock compensation expense.

At June 30, 2019, VistaGen had cash and cash equivalents of $8.3 million, compared to $13.1 million at March 31, 2019.

As of August 13, 2019, there were 42,622,965 shares of common stock outstanding.

About VistaGen
VistaGen Therapeutics is a clinical-stage biopharmaceutical company developing new generation medicines for CNS diseases and disorders where current treatments are inadequate, resulting in high unmet need. VistaGen’s pipeline includes three differentiated, clinical-stage CNS drug candidates, AV-101, PH10 and PH94B, each with an exceptional safety profile in all clinical studies to date and therapeutic potential in multiple large and growing CNS markets. For more information, please visit www.vistagen.com and connect with VistaGen on Twitter, LinkedIn and Facebook.

Forward-Looking Statements
This release contains various statements concerning VistaGen's future expectations, plans and prospects, including without limitation, our expectations regarding development and commercialization of our three drug candidates: (i) AV-101 for MDD, NP, LID and suicidal ideation; (ii) PH94B for SAD; and (iii) PH10 for MDD. In addition, statements concerning the Company’s future expectations may include statements regarding intellectual property and commercial protection of our drug candidates. Each of these statements constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, and may cause actual results to differ materially from those contemplated in these forward-looking statements. Those risks include the following: (i) we may encounter unexpected adverse events in patients during our clinical development of any product candidate that cause us to discontinue further development; (ii) we may not be able to successfully demonstrate the safety and efficacy of our product candidates at each stage of clinical development; (iii) success in preclinical studies or in early-stage clinical trials may not be repeated or observed in ongoing or future studies, and ongoing or future preclinical and clinical results may not support further development of, or be sufficient to gain regulatory approval to market AV-101, PH94B, and/or PH10; (iv) decisions or actions of regulatory agencies may negatively affect the progress of, and our ability to proceed with, further clinical studies or to obtain marketing approval for our drug candidates; (v) we may not be able to obtain or maintain adequate intellectual property protection and other forms of marketing and data exclusivity for our product candidates; (vi) we may not have access to or be able to secure substantial additional capital to support our operations, including our ongoing clinical development activities; and (vii) we may encounter technical and other unexpected hurdles in the manufacturing and development of any of our product candidates. Certain other risks are more fully discussed in the section entitled "Risk Factors" in our most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the Securities and Exchange Commission (SEC). Our SEC filings are available on the SEC's website at www.sec.gov. In addition, any forward-looking statements represent our views only as of the issuance of this release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Company Contact
Mark A. McPartland
VistaGen Therapeutics Inc.
Phone: +1 (650) 577-3600
Email: IR@vistagen.com

Investor Contact
Valter Pinto / Allison Soss
KCSA Strategic Communications
Phone: +1 (212) 896-1254/+1 (212) 896-1267
Email: VistaGen@KCSA.com

Media Contact
Caitlin Kasunich / Lisa Lipson
KCSA Strategic Communications
Phone: +1 (212) 896-1241/+1 (508) 843-6428
Email: VistaGen@KCSA.com

VISTAGEN THERAPEUTICS, INC.
Consolidated Balance Sheets
(Amounts in dollars, except share amounts)

	June 30,	March 31,
	2019	2019
	(Unaudited)	(Note 2)

ASSETS
Current assets:
Cash and cash equivalents	$8,297,100	$13,100,300
Receivable from supplier	-	300,000
Prepaid expenses and other current assets	482,600	250,900
Total current assets	8,779,700	13,651,200
Property and equipment, net	286,500	312,700
Right of use asset - operating lease	3,833,300	-
Security deposits and other assets	47,800	47,800
Total assets	$12,947,300	$14,011,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$933,900	$1,055,000
Accrued expenses	1,847,000	1,685,600
Current notes payable	246,400	57,300
Operating lease oligation	278,100	-
Financing lease obligation	3,000	3,000
Total current liabilities	3,308,400	2,800,900

Non-current liabilities:
Accrued dividends on Series B Preferred Stock	4,050,700	3,748,200
Deferred rent liability	-	381,100
Operating lease obligation	3,956,900	-
Financing lease obligation	5,500	6,300
Total non-current liabilities	8,013,100	4,135,600
Total liabilities	11,321,500	6,936,500

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at June 30, 2019 and March 31, 2019
Series A Preferred, 500,000 shares authorized, issued and outstanding at June 30, 2019 and March 31, 2019	500	500
Series B Preferred; 4,000,000 shares authorized at June 30, 2019 and March 31, 2019;
1,160,240 shares issued and outstanding at June 30, 2019 and March 31, 2019	1,200	1,200
Series C Preferred; 3,000,000 shares authorized at June 30, 2019 and March 31, 2019;
2,318,012 shares issued and outstanding at June 30, 2019 and March 31, 2019	2,300	2,300
Common stock, $0.001 par value; 100,000,000 shares authorized at June 30, 2019 and March 31, 2019;
42,758,630 shares issued and outstanding at June 30, 2019 and March 31, 2019	42,800	42,800
Additional paid-in capital	192,890,400	192,129,900
Treasury stock, at cost, 135,665 shares of common stock held at June 30, 2019 and March 31, 2019	(3,968,100)	(3,968,100)
Accumulated deficit	(187,343,300)	(181,133,400)
Total stockholders’ equity	1,625,800	7,075,200
Total liabilities and stockholders’ equity	$12,947,300	$14,011,700

VISTAGEN THERAPEUTICS, INC.
  STATEMENTS OF OPERATIONS
(Amounts in dollars, except share amounts)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Operating expenses:
Research and development	$4,313,900	$2,743,700
General and administrative	1,910,100	1,466,300
Total operating expenses	6,224,000	4,210,000
Loss from operations	(6,224,000)	(4,210,000)
Other income (expenses), net:
Interest income (expense), net	16,500	(2,100)
Loss before income taxes	(6,207,500)	(4,212,100)
Income taxes	(2,400)	(2,400)
Net loss and comprehensive loss	$(6,209,900)	$(4,214,500)

Accrued dividend on Series B Preferred stock	(302,500)	(273,500)

Net loss attributable to common stockholders	$(6,512,400)	$(4,488,000)

Basic and diluted net loss attributable to common
stockholders per common share	$(0.15)	$(0.20)

Weighted average shares used in computing
basic and diluted net loss attributable to common
stockholders per common share	42,622,965	22,987,066